SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2007

ACIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49724	91-2079553
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wall Street, Suite 1620, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 361-5540

Not Applicable
(Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 31, 2006, Acies, Inc. (“Acies”), a wholly owned subsidiary of Acies Corporation, entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with RBL Capital Group, LLC. The Loan and Security Agreement provides a Term Loan Facility with a maximum borrowing of $2,000,000.00. On April 2, 2007, pursuant to a Loan and Security Amendment to the Loan and Security Agreement, Acies borrowed $300,000.00 under this facility, bringing our total outstanding principal due to RBL at this date to $663,154.27, reflecting previous borrowings and repayments of principal.

Acies had previously borrowed from RBL under the Agreement and amendments thereto the aggregate original principal sum of $460,000.00, through three separate borrowings. Each of these borrowings and the borrowing reported herein are to be repaid in eighteen (18) monthly installments, unless accelerated  payments of  150% of the usual monthly amount are required as a result of not being in compliance with certain financial covenants as per certain provisions of the agreement. Borrowings made pursuant to the Loan and Security Agreement and amendments will generally bear interest at a fixed rate per annum of prime plus 8.90% (the interest rate on all borrowings to this date is 17.15% per annum). Borrowings may not be drawn more than once every 60 days, and there is a limit on aggregate borrowings based on monthly service revenue less cost of services.

The Loan and Security Agreement contains customary affirmative and negative covenants for credit facilities of this type, including covenants with respect to liquidity, disposition of assets, liens, other indebtedness, investments, shareholder distributions, transactions with affiliates, no changes in business, officers’ compensation, and transfer or sale of merchant base.

The Loan and Security Agreement provides for customary events of default with corresponding grace periods, including the failure to pay any principal or interest when due, failure to comply with covenants, material misrepresentations, certain bankruptcy, insolvency or receivership events, imposition of certain judgments and the liquidation or merger of Acies.

Acies’ obligations under the Loan and Security Agreement are secured by substantially all of Acies’ assets, including future remittances relating to its portfolio of merchant accounts.

Proceeds from loans under this facility have been and will be used to fund general working capital needs, and to repay loans from officers of the Company.

The foregoing description of the Loan and Security Agreement is qualified in its entirety by reference to the Loan and Security Agreement, which is filed as Exhibit 10.1 to our Form 8-K dated October 31, 3006 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 -	Loan and Security Amendment, dated April 2, 2007, by and between Acies, Inc. and RBL Capital Group, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACIES CORPORATION

By:	/s/ Jeffrey A. Tischler
Name: Title:	Jeffrey A. Tischler Executive Vice President and Chief Financial Officer

Dated: April 4, 2007